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                                                           EXHIBIT 4.18

                        SUBSIDIARIES' PLEDGE AGREEMENT

          SUBSIDIARIES' PLEDGE AGREEMENT, dated as of December 11, 1997, made by each corporation signatory identified on Schedule A hereto (each such entity, a "Pledgor"), in favor of STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (in such capacity, the "Trustee") for holders of the Notes (as hereinafter defined) (the "Noteholders"), pursuant to the Indenture, dated as of December 11, 1997 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among RBX Corporation, a Delaware corporation, as issuer (the "Company"), Groendyk Manufacturing Company, Inc., Hoover-Hanes Rubber Custom Mixing Corp., Midwest Rubber Custom Mixing Corp., OleTex Inc., Rubatex Corporation, Universal Polymer & Rubber Inc., Universal Rubber Company and Waltex Corporation, as guarantors (the "Subsidiary Guarantors"), and the Trustee.

                                  WITNESSETH

          WHEREAS, the Company will issue 12% Senior Secured Notes due 2003 in the aggregate principal amount of $100,000,000 (the "Notes") pursuant to the Indenture;

          WHEREAS, each Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by each of the Issuers (as hereinafter defined);

          WHEREAS, it is a requirement of the Indenture that each Pledgor guarantees payment and performance of the Company's obligations under the Indenture, the Notes and the other Collateral Documents (as defined);

          WHEREAS, in satisfaction of such condition, each Pledgor has entered into a Subsidiary Guarantee of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantees") for the benefit of the Trustee and the Noteholders; and

          WHEREAS, it is a further requirement of the Indenture that each Pledgor shall have executed and delivered this Subsidiaries' Pledge Agreement to the Trustee for the benefit of the Trustee and the Noteholders to secure payment and performance of each Pledgor's obligations under the Subsidiary Guarantees.

          NOW, THEREFORE, in consideration of the premises, each Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and the Noteholders, as follows:

          1.     Defined Terms.

               (1) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

               (2)     The following terms shall have the following meanings:

               "Closing Date":  the date of the Indenture.

               "Code": the Uniform Commercial Code in effect from time to time in the State of New York.

               "Collateral": all right, title and interest of each Pledgor in and to the Pledged Stock, the Collateral Account and all Proceeds thereof.
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               "Collateral Account":  the account established by the Trustee at its Corporate Trust Office pursuant to Section 11 of the Indenture to hold money Proceeds, maintained under the sole dominion and control of the Trustee, subject to withdrawal by the Trustee for the account of the Noteholders only as provided in Section 11 of the Indenture.

               "Contractual Obligation": as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "Domestic Subsidiary": a subsidiary of the Company substantially all of whose assets are located in the United States or that conducts substantially all of its business in the United States.

               "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Issuers": the collective reference to the companies identified on Schedule 1 attached hereto as the issuers of the Pledged Stock; individually, an "Issuer."

               "Material Adverse Effect": a material adverse effect on (a) the business, assets, operations, property or condition (financial or otherwise) of the Company and the Subsidiary Guarantors, taken as a whole, (b) the ability of the Company or any of the Subsidiary Guarantors, to perform their respective obligations under the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Pledge Agreement and the Collateral Documents, (c) the validity or the enforceability of the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement and the Collateral Documents or (d) the rights or remedies of the Trustee, for the benefit of the Trustee and the Noteholders, hereunder or thereunder.

               "Obligations": as defined as "Guarantee Obligations" in the Indenture.

               "Pledge Agreement": this Subsidiaries' Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

               "Pledged Stock": all of the issued and outstanding shares of capital stock of each Issuer that is a Domestic Subsidiary as set forth on
Schedule 1 hereto and any shares that may be issued in the future by such Issuers.

               "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

               "RBX Parties": the Company, the Subsidiary Guarantors and any new Subsidiary complying with Section 4.14 of the Indenture; individually, a "RBX Party."

               "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination or an arbitrator or a court of other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property (including the properties subject to the Mortgages and Deeds of Trust) or to which such Person or any of its material property is subject.

               "Securities Act":  the Securities Act of 1933, as amended.

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               (3)     The words "hereof," "herein" and "hereunder" and words
of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and section and paragraph references are to this Pledge Agreement unless otherwise specified.

               (4) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. Pledge: Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Pledgor hereby delivers to the Trustee, for the benefit of the Trustee and the Noteholders and their successors and assigns, all of such Pledgor's right, title and interest in the Pledged Stock listed on Schedule 1 hereto, agrees to deliver to the Trustee as provided in Section 5 hereof any shares issued in the future by such Issuers, and hereby grants to the Trustee, for the benefit of the Trustee and the Noteholders and their successors and assigns, a first security interest in the Collateral.

          3. Stock Powers. Concurrently with the delivery to the Trustee of each certificate representing one or more shares of Pledged Stock to the Trustee, each Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by each Pledgor with, if the Trustee so requests, signature guaranteed.

          4. Representations and Warranties. Each Pledgor represents and warrants that:

               (1) Each Pledgor has the corporate power and authority to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Pledge Agreement.

               (2) This Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms. Upon delivery to the Trustee of the stock certificates evidencing the Pledged Stock, the security interest created pursuant to this Pledge Agreement will constitute a valid, perfected first priority security interest in the Pledged Stock and the Proceeds thereof (except that with respect to Proceeds, such security interest is perfected only to the extent provided by Section 9-306 of the Code), and, assuming continuous possession thereof by the Trustee, is enforceable to the extent provided by law against all creditors of each Pledgor and any Persons purporting to purchase any Collateral from each Pledgor, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (3) The execution, delivery and performance of this Pledge Agreement will not violate any provision of any Requirement of Law (including Regulations G, T, U or X of the Federal Reserve Board) or Contractual Obligation of any Pledgor in any respect that, in the aggregate for all such violations, could reasonably be expected to have a Material Adverse Effect

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and will not result in the creation or imposition of any Lien on any of the properties or revenues of any Pledgor pursuant to any Requirement of Law or Contractual Obligation of such Pledgor, except the security interest created by this Pledge Agreement.

               (4) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of any Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement other than those which have been duly obtained or made and are in full force and effect on the Closing Date and except for those the absence of which in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (5) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Pledgor, threatened by or against any Pledgor or against any of its properties or revenues (1) with respect to this Pledge Agreement or any of the transactions contemplated hereby or (2) which could reasonably be expected to have a Material Adverse Effect.

               (6) The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer and all such shares of Pledged Stock are listed on Schedule 1.

               (7) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

               (8) Each Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens (other than the Liens in favor of the Chase Manhattan Bank, as collateral agent, which shall be released on the Closing Date) or options in favor of, or claims of, any other Person, except the security interest created by this Pledge Agreement.

          5. Covenants. Each Pledgor covenants and agrees with the Trustee and the Noteholders that, from and after the date of this Pledge Agreement until the payment in full or Legal Defeasance of all principal of, interest on, premium, if any, and Liquidated Damages, if any, with respect to the Notes and any other Obligations for the payment of money then due and owing to any Noteholder or the Trustee under the Indenture or any Collateral Document:

               (1) Contemporaneously with the issuance or grant by any Issuer that is a Domestic Subsidiary to any Pledgor of any stock certificates, options or rights, Schedule l hereto shall be updated to include all such stock certificates, options or rights; provided that the failure of a Pledgor or the Trustee to so update Schedule 1 hereto shall not impair the security interest of the Trustee in such stock certificates, options or rights, as the case may be.

               (2) If a Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification,

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increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Trustee and the Noteholders, hold the same in trust for the Trustee and the Noteholders and deliver the same forthwith to the Trustee for the benefit of the Noteholders in the exact form received, duly endorsed by such Pledgor to the Trustee for the benefit of the Noteholders, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with its signature guaranteed, to be held by the Trustee for the benefit of the Noteholders, subject to the terms hereof, as additional collateral security for the Obligations.

               (3) Each Pledgor will not (1) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, or other equity securities of any nature of any Issuer, except as permitted by the Indenture,
(2) except as permitted by Article 10 of the Indenture, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, except transfers to RBX Parties subject to the pledge hereunder, or (3) except as permitted by Section 4.11 of the Indenture, create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Pledge Agreement.

               (4) Each Pledgor shall maintain the security interest created by this Pledge Agreement as a perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Trustee, and at the sole expense of each Pledgor, each Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Trustee may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or Chattel Paper, such note, instrument or chattel paper shall be immediately delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Pledge Agreement.

               (5) Each Pledgor shall pay, and save the Trustee and the Noteholders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

          6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing, (1) and the Trustee has given notice to a Pledgor directing such Pledgor to deposit the same in the Collateral Account, each Pledgor shall be permitted to receive all cash dividends, to the extent permitted in the Indenture, in respect of the Pledged Stock, and (2) unless the Trustee shall have given notice to each Pledgor of the Trustee's intent to exercise its rights pursuant to Section 7(b)(2) below, each Pledgor shall be permitted to exercise all voting and corporate rights with respect to the Pledged Stock.

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          7.     Rights of the Noteholders and the Trustee.  If an Event of
Default shall occur and be continuing, (1) the Trustee shall have the right, upon giving the notice described in Section 6(1) above, to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Trustee may determine, and (2) if the Trustee shall give notice to any Pledgor of its intent to exercise such rights, all shares of the Pledged Stock shall be registered in the name of the Trustee or its nominee for the benefit of the Noteholders, and the Trustee or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by such Pledgor or the Trustee of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Trustee may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct, but the Trustee shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Trustee's election, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Indenture, the Notes, Subsidiary Guarantees, the Registration Rights Agreement and any Collateral Document pursuant to Article 6 of the Indenture.

               (b) If an Event of Default shall occur and be continuing, the Trustee, on behalf of the Noteholders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon each Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Trustee or any Noteholder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Noteholder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. The Trustee shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental

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to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Noteholders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Trustee, to the payment in whole or in part of the Obligations, in such order as the Trustee may elect, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including without limitation, Section 9-504(1)(c) of the Code, need the Trustee account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, any Pledgor waives all claims, damages and demands it may acquire against the Trustee or any Noteholder arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition in accordance with Section 13.02 of the Indenture. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Trustee or any Noteholder to collect such deficiency.

          9. Registration Rights; Private Sales. (a) If the Trustee shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph 8(b) hereof, and if in the opinion of the Trustee it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, each Pledgor will cause the Issuer thereof to (1) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Trustee, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (2) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (3) make all amendments thereto and/or to the related prospectus which, in the opinion of the Trustee, are necessary or advisable, all in conformity, with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor agrees to cause the such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

               (b) Each Pledgor recognizes that the Trustee may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

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               (c)      Each Pledgor further agrees to use its best efforts to
do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this
Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Trustee and the Noteholders, that the Trustee and the Noteholders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Indenture.

          10. Irrevocable Authorization and Instruction to Issuer. Each Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Trustee in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from each Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying.

          11. Trustee's Appointment as Attorney-in-Fact. (a) Upon the occurrence and during the continuance of an Event of Default, each Pledgor hereby irrevocably constitutes and appoints the Trustee and any officer or agent of the Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Pledgor and in the name of each Pledgor or in the Trustee's own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

               (b) Each Pledgor hereby ratifies all that said attorneys-in-fact shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 11(a). All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until payment in full of the Notes and the Obligations then due and owing, the termination of this Pledge Agreement and the release of the security interests created hereby.

          12. Duty of Trustee. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner and with the same care as the Trustee deals with similar property for its own account. Neither the Trustee, any Noteholder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, except where such failure or delay results from their gross negligence or willful misconduct, or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of each Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee and the Noteholders hereunder are solely to protect the Trustee's and the Noteholders' interests in the Collateral and shall not impose any duty upon the Trustee or any Noteholder to exercise any such powers. The Trustee and the Noteholders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor

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any of their officers, directors, employees or agents shall be responsible to each Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          13. Execution of Financing Statements, Etc. Pursuant to the Code, each Pledgor will file financing statements with respect to the Collateral in such form and in such filing offices appropriate to perfect the security interests of the Trustee under this Pledge Agreement and will execute, deliver and perform such other documents and acts as may be necessary to perfect the security interests of the Trustee under this Pledge Agreement. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          14. Authority of Trustee. Each Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Noteholders, be governed by the Indenture, but, as between the Trustee and each Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Noteholders with full and valid authority so to act or refrain from acting, and neither any Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          15. Notices. All notices, requests and demands to or upon the Trustee or any Pledgor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, three days after deposited in the mails by certified mail, return receipt requested, postage prepaid or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

               (1) if to the Trustee, at its address or transmission number for notices provided in Section 13.02 of the Indenture; and

               (2) if to a Pledgor, at the address or transmission number for notices to the Company as provided in Section 13.02 of the Indenture.

               The Trustee and each Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

          16. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Pledgor and the Trustee, provided that any

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provision of this Pledge Agreement may be waived by the Trustee and the
Noteholders in a letter or agreement executed by the Trustee or by telex or facsimile transmission from the Trustee.

               (b) Neither the Trustee nor any Noteholder shall by any act (except by a written instrument pursuant to paragraph 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach-of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Noteholder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Noteholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy, which the Trustee or such Noteholder would otherwise have on any future occasion.

               (c) The rights and remedies herein provided are cumulative, may be exercised single or concurrently and are not exclusive of any other rights or remedies provided by law.

          18. Release of Collateral and Termination. (a) Upon the payment in full or Legal Defeasance of all principal of, interest on, premium, if any, and Liquidated Damages, if any, with respect to the Notes and all Obligations for the payment of money then due and owing to any Noteholder or the Trustee under the Indenture and the Collateral Documents, the Collateral shall be released from the Liens created hereby, and this Pledge Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Pledgor hereunder shall terminate, all without deliver of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to each Pledgor. Upon request of a Pledgor following any such termination, the Trustee shall deliver (at the sole cost and expense of such Pledgor) to such Pledgor any Collateral held by the Trustee hereunder, and execute and deliver (at the sole cost and expense of each Pledgor) to such Pledgor such documents as such Pledgor shall reasonably request to evidence, or give further effect to, such termination.

               (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by a Pledgor in a transaction permitted by the Indenture, then the Trustee shall execute and deliver to such Pledgor (at the sole cost and expense of such Pledgor) all releases, termination statements or other documents reasonably necessary for the release of the Liens created hereby on such Collateral.

          19. Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          20. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Trustee and the Noteholders and their successors and assigns.

          Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Trustee or any Noteholder to collect such deficiency.

          21.     Submission To Jurisdiction; Waivers.

               (1)     Each Pledgor hereby irrevocably and unconditionally:

                       (1) submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement and the other Collateral Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                       (2) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                       (3) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each Pledgor at its address set forth in
        Section 13.02 of the Indenture or at such other address of which the Trustee shall have been notified pursuant thereto;

                       (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (2) Each of the Pledgors, the Trustee and the Noteholders hereby unconditionally and irrevocably waive, to the maximum extent not prohibited by law, any right they may have to claim or recover in any legal action or proceeding referred to in this Section 21 any special, exemplary, punitive or consequential damages.

          22.     Acknowledgments.  Each Pledgor hereby acknowledges that:

               (1) it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement and the other Collateral Documents to which it is a party;

               (2) neither the Trustee nor any Noteholder has any fiduciary relationship with or duty to it or any other RBX Party arising out of or in connection with this Pledge Agreement or any of the other Collateral Documents, and the relationship between the Trustee and Noteholders, on one hand, and the RBX Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (3) no joint venture is created hereby or by the other Collateral Documents or otherwise exists by virtue of the transactions contemplated hereby among the Noteholders, the Trustee or the RBX Parties.

          23. WAIVER OF JURY TRIAL. EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          24. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THEREOF.

          25. Contradictory Provisions. In the event any one or more of the provisions of this Pledge Agreement shall be found in a final judgment of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, to contradict or otherwise limit any provision in the Indenture, the provision in the Indenture shall control.

          26. Indemnity. (a) Each Pledgor agrees to pay, and to save the Trustee and the Noteholders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (1) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and
(3) in connection with any of the transactions contemplated by this Pledge Agreement. In any suit, proceeding or action brought by the Trustee or any Noteholder for any amounts owed, each Pledgor will save, indemnify and keep the Trustee and such Noteholder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a material breach by such Pledgor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Company. The Trustee may have separate counsel and the Pledgors shall pay the reasonable fees and expenses of such counsel. The Pledgors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.


                                  GROENDYK MANUFACTURING COMPANY, INC.

                                  By:    /s/ John C. Cantlin
                                     --------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  HOOVER-HANES RUBBER CUSTOM MIXING CORP.


                                  By:    /s/ John C. Cantlin
                                     --------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  MIDWEST RUBBER CUSTOM MIXING CORP.


                                  By:    /s/ John C. Cantlin
                                     --------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  OLETEX INC.


                                  By:    /s/ John C. Cantlin
                                     --------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  RUBATEX CORPORATION


                                  By:    /s/ John C. Cantlin
                                     --------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer

                                  UNIVERSAL POLYMER & RUBBER INC.


                                  By:    /s/ John C. Cantlin
                                     --------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  UNIVERSAL RUBBER COMPANY


                                  By:    /s/ John C. Cantlin
                                     --------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  WALTEX CORPORATION


                                  By:    /s/ John C. Cantlin
                                     --------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer

                          ACKNOWLEDGMENT AND CONSENT

          The undersigned hereby acknowledges receipt of a copy of the Subsidiaries' Pledge Agreement, dated December __, 1997, made by for the benefit of State Street Bank and Trust Company, as Trustee (the "Pledge Agreement"). The undersigned agrees for the benefit of the Trustee and the Noteholders as follows:

          1. The undersigned will be bound by the terms of the Subsidiaries' Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          2. The undersigned will notify the Trustee promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Subsidiaries' Pledge Agreement.

          3..      The terms of paragraph 9(c) of the Subsidiaries' Pledge
Agreement shall apply to it mutatis mutandis with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Subsidiaries' Pledge Agreement.


                                       [NAME OF ISSUER]


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                                                 Schedule 1
                                                                 ----------
                                                        to Pledge Agreement
                                                        -------------------

                         DESCRIPTION OF PLEDGED STOCK

                                    None.

                                                                 Schedule A
                                                        to Pledge Agreement
                                                        -------------------

                                   PLEDGORS
                                   --------


Groendyk Manufacturing Company, Inc.
Hoover-Hanes Rubber Custom Mixing Corp.
Midwest Rubber Custom Mixing Corp.
OleTex Inc.
Rubatex Corporation
Universal Polymer & Rubber Inc.
Universal Rubber Company
Waltex Corporation